UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 9, 2026

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, Bluejay Diagnostics, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved Amendment No. 1 (the “Plan Amendment”) to the Bluejay Diagnostics, Inc. 2021 Stock Plan (the “Stock Plan”). The Plan Amendment increases the number of shares of the Company’s common stock reserved for issuance under the Stock Plan by 600,000 shares (from 61 shares to 600,061 shares). The text of the Stock Plan, as amended by the Plan Amendment, is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, the Company held the Annual Meeting. As of April 28, 2026, the record date for the Annual Meeting, there were 1,034,715 shares of the Company’s common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 414,092 were present in person or represented by proxy, which constituted a quorum. Stockholders are entitled to one vote for each share of common stock held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company’s stockholders re-elected each of Donald Chase, Neil Dey, Svetlana Dey, Douglas Wurth and Fred Zeidman to serve as directors until the Company’s 2027 annual meeting of stockholders, or until their successors are duly elected and qualified.

The voting results for the proposal were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Donald Chase	207,410	23,558	183,124
Neil Dey	207,842	23,126	183,124
Svetlana Dey	207,327	23,641	183,124
Douglas Wurth	207,337	23,631	183,124
Fred Zeidman	207,334	23,634	183,124

Proposal 2. Approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock - The Company’s stockholders approved and adopted an amendment to the Company’s certificate of incorporation to effect a reverse stock split of all of the Company’s outstanding shares of common stock by one of several fixed ratios between 1-for-2 and 1-for-20 (the “Reverse Stock Split”), with the final decision as to whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split (which may not be later than June 9, 2027), and the exact ratio of the Reverse Stock Split to be determined in the future by the Company’s board of directors (the “Board”), in its sole discretion and without further action by the Company’s stockholders. The Board has no present intention to implement the Reverse Stock Split during the 12-month period for which approval has been obtained. The Board sought approval of the Reverse Stock Split to give the Company flexibility in the future in the event that the Company’s common stock significantly declines in value and no longer meets Nasdaq’s minimum $1.00 minimum bid price requirement. On June 9, 2026, the closing price of the Company’s common stock was $4.50, and the Company was in compliance with all Nasdaq listing requirements.

The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions
262,891	150,322	879

Proposal 3. Approve and adopt an amendment to the Company’s stock plan to increase the number of shares available for issuance thereunder - The Company’s stockholders approved and adopted the Plan Amendment to increase the number of shares of common stock issuable under the Stock Plan by 600,000 (from 61 shares to 600,061 shares).

The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,750	94,058	1,160	183,124

Proposal 4. Ratification of Wolf & Company, P.C. as the Company’s Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions
389,052	21,067	3,973

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Bluejay Diagnostics, Inc. 2021 Stock Plan, as amended by Amendment No. 1 thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Dated: June 9, 2026

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